UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
(Rule 14c-101)
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

BRIGHTVIEW HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)
Payment of filing fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

980 Jolly Road
Blue Bell, Pennsylvania 19422
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
DATE FIRST MAILED TO STOCKHOLDERS: On or about September 11, 2023
Dear Stockholders:
This Notice and the accompanying Information Statement are being furnished to the stockholders of BrightView Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to notify stockholders of action taken in connection with the issuance and sale to Birch-OR Equity Holdings, LLC, a Delaware limited liability company, and Birch Equity Holdings, LP, a Delaware limited partnership, collectively an aggregate of 500,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $500 million, or $1,000 per share (the “Issuance”). Section 312.03(d) of the New York Stock Exchange Listed Company Manual (the “NYSE Rule”) requires stockholder approval for transactions that the New York Stock Exchange (the “NYSE”) considers a “change of control”. While the NYSE Rule does not define “change of control,” based on discussions with the staff of the NYSE, we believe that the initial Issuance may not be considered a “change of control” but that one could be triggered in the event that the Company elects not to pay the accrued and unpaid dividends on the Series A Preferred Stock in cash and instead allows such dividends to accrue and give rise to additional liquidation preference (as described in the section entitled “Description of Capital Stock — Preferred Stock — Series A Preferred Stock — Dividend Rights” in the accompanying Information Statement). Accordingly, prior to the Issuance, the Company sought and obtained the approval of KKR BrightView Aggregator L.P. (the “KKR Stockholder”) for the Issuance and the terms and conditions of the Series A Preferred Stock, including the accrual of dividends following the initial Issuance, and the issuance of our common stock upon conversion of the Series A Preferred Stock. Prior to the Issuance, the KKR Stockholder was the beneficial owner of 54.2% of our issued and outstanding Common Stock and entitled to act by written consent under our Third Amended and Restated Certificate of Incorporation, as amended.
We are providing the accompanying Information Statement to stockholders of record as of the date on which the KKR Stockholder acted by written consent. No action is required by you. This Notice and the accompanying Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders.
For purposes of the NYSE Rule, the Series A Preferred Stock will not be permitted to be converted into Common Stock or vote on an as-converted basis with the Common Stock until such date that is at least 20 calendar days after this Notice and the accompanying Information Statement are mailed to stockholders entitled to receive notice, subject to certain exceptions as described in the Information Statement that would not require stockholder approval under the NYSE Rule.
Important Notice Regarding the Internet Availability of this Information Statement: a copy of this Notice and the Information Statement is available to you free of charge at https://investor.brightview.com.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Thank you for your continued support.
Sincerely,
/s/ Paul E. Raether
Chairman of the Board of Directors

i

980 Jolly Road
Blue Bell, Pennsylvania 19422
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
GENERAL
BrightView Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of August 25, 2023 (the “Record Date”), which is the date that KKR BrightView Aggregator L.P. (the “KKR Stockholder” and, together with its affiliates and subsidiaries and its and their successors and assigns (other than the Company and its subsidiaries), collectively, “KKR”), the beneficial owner of approximately 54.2% of our then issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), approved the Transactions (as defined below) by written consent in lieu of a special meeting of stockholders. No action is requested or required on your part.
This Information Statement is being mailed on or about September 11, 2023. The Company’s principal executive offices are located at 980 Jolly Road, Blue Bell, PA 19422, and the Company’s telephone number is (484) 567-7204.

SUMMARY
Issuance
On August 28, 2023, we issued and sold to Birch-OR Equity Holdings, LLC, a Delaware limited liability company, and Birch Equity Holdings, LP, a Delaware limited partnership (collectively, the “Investors”), collectively an aggregate of 500,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $500 million, or $1,000 per share (the “Issuance”). The Issuance was effected pursuant to the Investment Agreement (the “Investment Agreement”), dated as of August 28, 2023, by and among the Company and the Investors. For additional information about the Investment Agreement, see the section entitled “Background” below. The Series A Preferred Stock has certain rights, privileges and preferences set forth in the Certificate of Designations of the Series A Preferred Stock, which is attached hereto as Appendix A (the “Certificate of Designations”), including, among others, the right to certain compounded dividends and, subject to certain limitations, convert into our Common Stock and vote on an as-converted basis with the Common Stock.
Voting and Vote Required
The Company is not seeking consent, authorizations or proxies from you. Section 312.03(d) of the New York Stock Exchange Listed Company Manual (the “NYSE Rule”) requires stockholder approval for transactions that the New York Stock Exchange (the “NYSE”) considers a “change of control”. While the NYSE Rule does not define “change of control,” based on discussions with the staff of the NYSE, we believe that the initial Issuance may not be considered a “change of control” but that one could be triggered in the event that the Company elects not to pay the accrued and unpaid dividends on the Series A Preferred Stock in cash and instead allows such dividends to accrue and give rise to additional liquidation preference (as described in the section entitled “Description of Capital Stock — Preferred Stock — Series A Preferred Stock — Dividend Rights”). Accordingly, prior to the Issuance, the Company sought and obtained the approval of the KKR Stockholder for the Issuance and the terms and conditions of the Series A Preferred Stock, including the accrual of dividends following the initial Issuance and the issuance of our common stock upon conversion of the Series A Preferred Stock (collectively, the “Transactions”). Prior to the Issuance, the KKR Stockholder was the beneficial owner of 54.2% of our issued and outstanding Common Stock, entitled to act by written consent under our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and acted by written consent in lieu of a special meeting of stockholders. The Transactions were approved on August 25, 2023 by our Board of Directors (the “Board of Directors”).
Section 228 of the Delaware General Corporation Law (the “DGCL”) and our Charter generally provide that any action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if (i) KKR beneficially owns collectively, in the aggregate, at least 40% in voting power of the stock of the Company entitled to vote generally in the election of directors and (ii) if a written consent thereto is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above action as early as possible in order to accomplish the purposes of the Transactions as described herein, the Board of Directors obtained the written consent of the KKR Stockholder.
This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to our stockholders of record on the Record Date. For purposes of the NYSE Rule, the Series A Preferred Stock will not be permitted to be converted into Common Stock or vote on an as-converted basis with the Common Stock until such date that is at least 20 calendar days after this Notice and the accompanying Information Statement are mailed to stockholders entitled to receive notice, subject to certain exceptions as described below that would not require stockholder approval under the NYSE Rule (See “Description of Capital Stock — Preferred Stock”). The 20-day period is expected to conclude on or about October 1, 2023.

Dissenters’ Rights of Appraisal
The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.
Expenses
The entire cost of furnishing the Notice and this Information Statement will be borne by the Company. We will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. Stockholders of record of our Common Stock as of the Record Date are entitled to receive this Information Statement.

BACKGROUND
Our Charter currently authorizes us to issue a maximum of 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of the Record Date, there were no shares of Preferred Stock issued and outstanding. On August 28, 2023 (the “Closing Date”), we entered into the Investment Agreement pursuant to which we created the Series A Preferred Stock, a new class of Preferred Stock, and issued and sold an aggregate of 500,000 shares of Series A Preferred Stock to the Investors and consummated the other transactions contemplated by the Investment Agreement (collectively, the “Closing”).
Pursuant to the Investment Agreement, on the Closing Date, we filed the Certificate of Designations with the Secretary of State of the State of Delaware, specifying the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock. The description of the Series A Preferred Stock contained herein is qualified in its entirety to the Certificate of Designations, which is attached hereto as Appendix A.
The Company used 90% of the proceeds of the Issuance to prepay the outstanding principal amount of the Company’s debt under its credit facilities.
The Series A Preferred Stock ranks, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, senior to the shares of Common Stock. The Series A Preferred Stock will, upon the later of (i) the expiration of the applicable waiting period under the under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (ii) the twentieth (20th) calendar day following the mailing of this Information Statement to the holders of record of Common Stock on the Record Date, be convertible, at the holder’s election, into shares of Common Stock on the terms set forth in the Certificate of Designations and be entitled to vote together with the Common Stock on an as-converted basis (the “Conversion/Voting Condition”); provided that notwithstanding the foregoing, if by the date that is six (6) months after the Closing Date clause (i) or (ii) has not been satisfied, then from and after the date that is six (6) months after the Closing Date, if (A) if clause (i) is not satisfied, the Conversion/Voting Condition shall be deemed satisfied with respect to the exercise by a holder of any conversion and/or as-converted voting rights that is below the applicable threshold requiring clearance under the HSR Act and (B) if clause (i) has been satisfied but clause (ii) has not been satisfied this Conversion/Voting Condition shall be deemed satisfied with respect to the exercise by a holder of Series A Preferred Stock of any conversion and/or as-converted voting rights that would result in such holder holding up to 25% of the then issued and outstanding Common Stock or having voting rights up to 25% of the then issued and outstanding Common Stock (and thus, for the avoidance of doubt, if by the date that is six (6) months after the Closing Date clause (ii) has not been satisfied, the Conversion/Voting Condition shall not be applicable to the to the extent the number of shares to be converted and / or voted is below the lower of (x) the applicable threshold requiring clearance under the HSR Act (to the extent such clearance has not yet been obtained) and (y) 25% of the then issued and outstanding Common Stock). Any conversion of the series A Preferred Stock will dilute your percentage ownership of the Company. Additionally, holders of the Series A Preferred Stock will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock after the Closing, certain mergers or consolidations of the Company with any other person and certain restricted acquisitions. For additional information on the rights of the Series A Preferred Stock, see the section entitled “Description of Capital Stock — Preferred Stock.”
Discussions between the Company and One Rock Capital Partners, LLC (“One Rock”), an affiliate of the Investors, regarding the Issuance began around June 1, 2023. On June 30, 2023, the Company and One Rock exchanged a preliminary non-binding term sheet that provided for a conversion price of $8.75, which was an approximately 25% premium to the Common Stock which was trading near $7.00, and the Investors commenced a due diligence review of the Company. From June 1 through mid-August, the Common Stock price increased over 15%, and, accordingly, the parties determined that the conversion rate for any Series A Preferred Stock issuance should be a 25% premium to the Common Stock volume weighted average price (“VWAP”) for the period starting on June 1, 2023 and ending on the trading day immediately prior to announcement. The foregoing resulted in a conversion price of $9.44, which is a 25% premium to the Common Stock VWAP between June 1, 2023 and August 25, 2023 of $7.55.
The Company believes the Issuance is beneficial for the Company and its stockholders, including for the following reasons:
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Affiliation with One Rock, an investor with operational capabilities and over a decade of experience in the business and environmental services space, which affiliation is intended to help accelerate the next stage of growth for the Company;

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7% dividend rate (which can be either, at the Company’s election, paid in cash or increase the liquidation preference of the Series A Preferred Stock) is 140 basis points less than the coupon on the Company’s term loan B;

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90% of the proceeds used to repay debt, resulting in immediate de-leveraging of approximately 2x (as opposed to de-leveraging over time from operating cash flow) which also has the benefit of reducing higher-cost floating debt using a preferred investment that pays a fixed 7% dividend rate;

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Conversion price at a premium to both the current trading price and VWAP since June 1; and

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Preferable economic terms to what the Company believes could have been obtained in a public offering.

Under the stockholders agreement entered into on June 27, 2018 in connection with our initial public offering (the “Stockholders Agreement”), we granted the KKR Stockholder certain approval rights for as long as it maintained ownership of at least 25% of our outstanding Common Stock, including approval rights over certain corporate and other transactions (such as mergers or other transactions involving a change in control and certain rights regarding the appointment of our chief executive officer). In connection with the Closing, the KKR Stockholder irrevocably waived all of its future approval rights under the Stockholders Agreement. The KKR Stockholder retains the right under the Stockholders Agreement to nominate designees to our Board of Directors depending upon its percentage beneficial ownership of outstanding shares of our Common Stock, but in connection with the Closing agreed to limit its nomination right to no more than two designees.

DESCRIPTION OF CAPITAL STOCK
The rights of our stockholders are governed by the DGCL, our Charter and our amended and restated by-laws (our “By-laws”). For information on how to obtain a copy of our Charter and By-laws, see the information described below under the heading “Where You Can Find More Information.”
The following is a summary of the material terms and provisions of our capital stock and is qualified in its entirety by reference to our Charter and our By-laws, which are incorporated by reference herein, and to the applicable provisions of the DGCL. This summary does not purport to be complete and may not contain all the information that is important to you.
Authorized Capital Stock
Under our Charter, our authorized capital stock consists of 500,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock.
As of the Record Date, there were 93,423,866 shares of Common Stock outstanding and zero shares of Preferred Stock outstanding. Subsequent to the Record Date, on the Closing Date we issued an aggregate of 500,000 shares of Series A Preferred Stock to the Investors.
Common Stock
Voting Rights
Holders of our Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors, subject to certain limitations. The holders of our Common Stock do not have cumulative voting rights in the election of directors.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding up or the sale of all or substantially all of our assets and after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive our remaining assets available for distribution on a pro rata basis.
No Preemptive or Similar Rights
Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our Common Stock are subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Declaration and payment of any dividend is subject to the discretion of our Board of Directors. The time and amount of dividends is dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our Board of Directors may consider relevant.
Preferred Stock
Our Charter authorizes our Board of Directors to establish one or more series of Preferred Stock (including convertible preferred stock). Unless required by law or by the New York Stock Exchange (“NYSE”), the authorized shares of Preferred Stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of Preferred Stock, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series, which our Board of Directors may, except where otherwise provided in the Preferred Stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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the number of shares of the series, which our Board of Directors may, except where otherwise provided in the Preferred Stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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the dates at which dividends, if any, will be payable;

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the redemption rights and price or prices, if any, for shares of the series;

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the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

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whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

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restrictions on the issuance of shares of the same series or of any other class or series; and

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the voting rights, if any, of the holders of the series.

Series A Preferred Stock
Pursuant to the Investment Agreement, we filed the Certificate of Designations, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to our Series A Preferred Stock, which various and several voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof may be severally set forth in the Certificate of Designations.
Ranking.   The Series A Preferred Stock ranks senior to the shares of the Company’s Common Stock and the Company’s currently outstanding series of preferred stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Liquidation Preference.   The Series A Preferred Stock has a liquidation preference of $1,000.00 per share, as may be increased for any Compounded Dividends (as defined below), from time to time (the “Liquidation Preference”).
Dividend Rights.   Holders of the Series A Preferred Stock are entitled to a dividend at the rate of 7.0% per annum, accruing daily and payable quarterly in arrears, as set forth in the Certificate of Designations. If the Company does not declare and pay a cash dividend on the Series A Preferred Stock on any dividend payment date, any such accumulated and unpaid dividends on a share of the Series A Preferred Stock with respect to such dividend accrual period (“Compounded Dividends”) will (whether or not earned or declared) become part of the Liquidation Preference of such share of the Series A Preferred Stock as of the applicable dividend payment date. Any Compounded Dividends that remain unpaid as of any determination date shall increase the liquidation preference in accordance with the description of “Liquidation Preference” set forth above. With respect to any dividend payment date where the Company does not pay in cash all dividends that accumulated during the relevant dividend payment period, the proportion of any Compounded Dividend to dividend in respect of any holder of Series A Preferred Stock (the “Compounded Dividend Ratio”) shall be the same as the Compounded Dividend Ratio with respect to each dividend paid to each other holder of Series A Preferred Stock that is entitled to a dividend on such dividend payment date.
Conversion.   Upon the satisfaction (or to the extent of the inapplicability) of the Conversion/Voting Condition, the Series A Preferred Stock shall become convertible, in whole or in part (provided, that no right of conversion may be exercised by a holder of Series A Preferred Stock in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such holder)), at any time at the option of the holders thereof, into shares of Common Stock at an initial conversion price of approximately $9.44 per share of Series A Preferred Stock (the “Initial Conversion Price”), and an initial conversion rate of 105.9322 shares of Common Stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments, as set forth in the Certificate of Designations; provided, further, that notwithstanding the foregoing, if by the date that is six (6) months after the Closing Date, the applicable waiting period under the HSR Act has not expired or twenty (20) days have not passed since the mailing of this Information Statement to the holders of record of Common Stock on the Record Date, then from and after the date that is six (6) months after the Closing Date, (i) if the applicable waiting period under the HSR Act has not expired, the Conversion/Voting Condition shall be deemed satisfied with respect to the exercise by a holder of any conversion rights that is below the applicable threshold requiring clearance under the HSR Act and (ii) if the applicable waiting period under the HSR Act has expired but twenty (20) days have not passed since the mailing of this Information Statement to the holders of record of Common Stock on the Record Date, the Conversion/Voting Condition shall be deemed satisfied with respect to the exercise by a holder of Series A Preferred Stock of any conversion rights that would result in such holder holding up to 25% of the then issued and outstanding Common Stock (and thus, for the avoidance of doubt, if by the date that is six (6) months after the Closing Date, twenty (20) days have not passed since the mailing of this Information Statement to the holders of record of Common Stock on the Record Date, the Conversion/Voting Condition shall not be applicable to the to the extent the number of shares to be converted is below the lower of (x) the applicable threshold requiring clearance under the HSR Act (to the extent such clearance has not yet been obtained) and (y) 25% of the then issued and outstanding Common Stock). So long as a shelf registration statement with respect to the Common Stock into which the Series A Convertible Preferred is convertible is in effect, at any time after the third anniversary of the Closing Date, if (A) the Common Stock VWAP exceeds 200% of the Initial Conversion Price per share, as may be adjusted pursuant to the Certificate of Designations (the “Mandatory Conversion Price”), for at least 20 trading days in any period of 30 consecutive trading days and (B) either (x) the Common Stock VWAP is greater than the Mandatory Conversion Price on the trading day immediately prior to the date the Company sends the applicable notice of mandatory conversion or (y) the Company has not filed a press release or report under the Securities Exchange Act of 1934, as amended, between the last trading day in such 30 day trading period where the Common Stock VWAP is greater than the Mandatory Conversion Price and the date the Company sends the applicable notice of mandatory conversion, then the Company may elect to convert all or any portion of the Series A Preferred Stock into the relevant number of shares of Common Stock together, if applicable, with cash in lieu of any fraction share of Common Stock. Pursuant to the terms of the Certificate of Designations, in no event shall the Series A Preferred Stock (A) be convertible into Common Stock in a manner that would result in the Investors or any permitted transferee of the Investors holding the Series A Preferred Stock or the Common Stock (collectively, the “Investor Parties”) and their affiliates holding more than 49% (together with any shares of Common Stock held by the Investors and their affiliates) of the then issued and outstanding Common Stock or (B) have voting rights in excess of 49% (together with any shares of Common Stock held by the Investor Parties and their affiliates) of the then issued and outstanding Common Stock, on an as-converted basis (the “Conversion Limitation”).

Company Redemption.   At any time following the fourth anniversary of the Closing Date, the Company may redeem ratably, in whole (or, so long as the Company reasonably determines in good faith (taking into account solely the holders’ ownership of the Series A Preferred Shares and ownership of any Common Stock received in connection with the conversion of such Series A Preferred Shares) that such partial redemption of Series A Preferred Stock will be treated as a sale or exchange for United States federal income tax purposes pursuant to Section 302(b) of the Internal Revenue Code of 1986, in part), the shares of Series A Preferred Stock of any holder outstanding at such time at a redemption price per share of Series A Preferred Stock equal to the following: (A) if the applicable redemption date is on or after the fourth anniversary of the Closing Date and before the fifth anniversary of the Closing Date, the greater of (1) the product of (x) the sum of (I) the Liquidation Preference of such share of Series A Preferred Stock to be redeemed, plus (II) the accrued dividends in respect of such share of Series A Preferred Stock to be redeemed as of the applicable redemption date, multiplied by (y) 105% and (2) the average of the Common Stock VWAP for each of the 10 consecutive full trading days ending on, and including, the trading day immediately preceding such day of measurement, adjusted pursuant to the Certificate of Designations (the “Current Market Price”), as of such redemption date, of the Common Stock into which such shares of Series A Preferred Stock could be converted on an as converted basis (without regard to any limitations on conversions set forth in the Certificate of Designations); (B) if the applicable redemption date is on or after the fifth anniversary of the Closing Date and before the sixth anniversary of the Closing Date, the greater of (1) the product of (x) the sum of (I) the Liquidation Preference of such share of Series A Preferred Stock to be redeemed, plus (II) the accrued dividends in respect of such share of Series A Preferred Stock to be redeemed as of the applicable redemption date, multiplied by (y) 103% and (2) the Current Market Price, as of such redemption date, of the Common Stock into which such shares of Series A Preferred Stock could be converted on an as converted basis (without regard to any limitations on conversions set forth in the Certificate of Designations); and (C) if the applicable redemption date is on or after the sixth anniversary of the Closing Date, the greater of (1) the product of (x) the sum of (I) the Liquidation Preference of such share of Series A Preferred Stock to be redeemed, plus (II) the accrued dividends in respect of such share of Series A Preferred Stock to be redeemed as of the applicable redemption date, multiplied by (y) 100% and (2) the Current Market Price, as of such redemption date, of the Common Stock into which such shares of Series A Preferred Stock could be converted on an as converted basis (without regard to any limitations on conversions set forth in the Certificate of Designations) (such price, the “Redemption Price”).
Voting.   The Series A Preferred Stock will, upon the satisfaction (or to the extent of the inapplicability) of the Conversion/Voting Condition, vote together with the Common Stock on an as-converted basis (subject to the Conversion Limitation); provided that notwithstanding the foregoing, if by the date that is six (6) months after the Closing Date, the applicable waiting period under the HSR Act has not expired or twenty (20) days have not passed since the mailing of this Information Statement to the holders of record of Common Stock on the Record Date, then from and after the date that is six (6) months after the Closing Date, (i) if the applicable waiting period under the HSR Act has not expired, the Conversion/Voting Condition shall be deemed satisfied with respect to the exercise by a holder of any as-converted voting rights that is below the applicable threshold requiring clearance under the HSR Act and (ii) if the applicable waiting period under the HSR Act has expired but twenty (20) days have not passed since the mailing of this Information Statement to the holders of record of Common Stock on the Record Date, the Conversion/Voting Condition shall be deemed satisfied with respect to the exercise by a holder of Series A Preferred Stock of any as-converted voting rights that would result in such holder having voting rights up to 25% of the then issued and outstanding Common Stock (and thus, for the avoidance of doubt, if by the date that is six (6) months after the Closing Date, twenty (20) days have not passed since the mailing of this Information Statement to the holders of record of Common Stock on the Record Date, the Conversion/Voting Condition shall not be applicable to the to the extent the number of shares to be voted is below the lower of (x) the applicable threshold requiring clearance under the HSR Act (to the extent such clearance has not yet been obtained) and (y) 25% of the then issued and outstanding Common Stock). Additionally, holders of the Series A Preferred Stock will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock after the Closing, certain mergers or consolidations of the Company with any other person and certain restricted acquisitions. To the extent the Conversion Limitation on voting is applicable, each holder’s voting rights will be cut back on a pro rata basis in order to comply with such Conversion Limitation.

Change of Control.   Upon certain change of control events involving the Company, the holders of the Series A Preferred Stock may, at such holder’s election, convert all or a portion of its shares of Series A Preferred Stock into shares of Common Stock at the then-current conversion price; provided that if a holder of the Series A Preferred Stock does not make such an election with respect to all of its shares of Series A Preferred Stock, the Company shall redeem all of such holder’s shares of Series A Preferred Stock that have not been so converted at a purchase price per share of Series A Preferred Stock, payable in cash, equal to the greater of (A) the sum of (x) the Liquidation Preference of such share of Series A Preferred Stock, plus (y) the accrued dividends in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date and (B) the amount of cash and the fair market value of any other property that such holder would have received if such holder had converted such share of Series A Preferred Stock into Common Stock immediately prior to the change of control (without regard to any limitations on conversions set forth in the Certificate of Designations) (the greater of (A) and (B), the “Change of Control Redemption Price”); provided that the Company shall only be required to pay the Change of Control Redemption Price to the extent such purchase can be made out of funds legally available therefor in accordance with Certificate of Designations.
Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any stock junior to the Series A Preferred Stock, and subject to the rights of the holders of any stock senior to the Series A Preferred Stock or holders of stock on a parity basis with the Series A Preferred Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the accrued dividends with respect to such share of Series A Preferred Stock as of the date of such distribution and (ii) the amount such holders would have received had such holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock (without regard for the Conversion Limitations).
Preemption.   Under the Investment Agreement, so long as the Investors or their affiliates beneficially own at least 60% of the shares of Series A Preferred Stock and/or Common Stock owned by the Investors and their affiliates immediately following the Closing, if the Company makes any public or non-public offering of any capital stock of, or other equity or voting interests in, or equity-linked securities of, the Company or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, or other equity or voting interests in, or equity-linked securities of, the Company (collectively “Equity Securities”) (other than (1) issuances of Equity Securities to directors, officers, employees, consultants or other agents of the Company, (2) issuances of Equity Securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (3) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another person, business unit, division or business, (4) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (5) the issuances of shares of equity securities in connection with a bona fide strategic partnership or commercial arrangement with a person that is not an affiliate of the Company or any of its subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (y) an issuance the primary purpose of which is the provision of financing), (6) securities issued pursuant to the conversion, exercise or exchange of Series A Preferred Stock issued to the Investor Parties and (7) shares of a subsidiary of the Company issued to the Company or a wholly owned subsidiary of the Company), subject to certain exceptions, each Investor Party shall be afforded the opportunity to acquire from the Company a number of New Securities determined by multiplying (1) the total number of such offered shares of New Securities by (2) a fraction, the numerator of which is the number of shares of Series A Preferred Stock and/or shares of Common Stock (in the aggregate and on an as converted basis) held by such Investor Party, as of such date, and the denominator of which is the aggregate number of shares of Common Stock held by all stockholders of the Company (on an as converted basis) outstanding as of such date.
No Sinking Fund.   Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Anti-Takeover Effects of Our Charter, By-laws and Certain Provisions of Delaware Law
Our Charter, By-laws and the DGCL contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.
Certain of the provisions contained in our charter and described below are dependent upon whether KKR and its affiliates beneficially own, in the aggregate, at least 40% or less than 40% of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors. Upon the effectiveness of the voting rights of the Series A Preferred Stock, it is anticipated that KKR and its affiliates will beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors.
Our Board of Directors may issue shares of Preferred Stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved Common Stock or Preferred Stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply so long as our Common Stock remains listed on the NYSE, require stockholder approval of certain issuances of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our Charter contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•
prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our Charter provides that KKR, and its affiliates and any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.
Removal of Directors; Vacancies
Subject to the rights granted to the KKR Stockholder and its affiliates under the Stockholders Agreement and the Investors under the Investment Agreement, our Charter provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when the KKR Stockholder and its affiliates beneficially owns, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, directors may be removed with or without cause, only by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding shares of Common Stock of the Company entitled to vote thereon, voting together as a single class. In addition, our Charter and our By-laws provide that, subject to the rights granted to one or more series of Preferred Stock then outstanding or the rights granted to the KKR Stockholder under the Stockholders Agreement, any vacancies on our Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when the KKR Stockholder and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring on the Board of Directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders).
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Charter does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.
Special Stockholder Meetings
Our Charter provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board of Directors or the chairman of the Board of Directors; provided, however, that KKR and its affiliates are permitted to call special meetings of our stockholders for so long as they hold, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors. Our By-laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our By-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our By-laws also specify requirements as to the form and content of a stockholder’s notice. These notice requirements do not apply to KKR and its affiliates for as long as the Stockholders Agreement is in effect and/or KKR and its affiliates hold, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors.
Our By-laws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions do not apply to KKR and its affiliates for as long as the Stockholders Agreement is in effect and/or KKR and its affiliates hold, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our Charter precludes stockholder action by written consent once KKR and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors.
Supermajority Provision
Our Charter and By-laws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our By-laws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our Charter. For as long as KKR and its affiliates own, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any amendment, alteration, change, addition, rescission or repeal of our By-laws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote thereon, voting together as a single class. At any time when KKR and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any amendment, alteration, change, addition, rescission or repeal of our By-laws by our stockholders will require the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our Charter provides that once KKR and its affiliates own less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, the following provisions in our Charter may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2∕3% in the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class:
•
the provision requiring a 66 2∕3% supermajority vote for stockholders to amend our By-Laws;

•
the provisions regarding resignation and removal of directors;

•
the provisions regarding competition and corporate opportunities;

•
the provisions regarding entering into business combinations with interested stockholders;

•
the provisions regarding stockholder action by written consent;

•
the provisions regarding calling special meetings of stockholders;

•
the provisions regarding filling vacancies on our Board of Directors and newly created directorships;

•
the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•
the amendment provision requiring that the above provisions be amended only with a 66 2∕3% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
These provisions may have the effect of deterring hostile takeovers, delaying, or preventing changes in control of our management or our Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our Charter provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of the Company to the Company or our stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our Charter or our By-laws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our Charter further provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our Charter. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Subject to the Stockholders Agreement and the second amended and restated limited partnership agreement of BrightView Parent L.P., which agreement preserves certain rights of certain of our stockholders, our Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our Charter provides that, to the fullest extent permitted by law, neither of KKR or any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that KKR or any of its affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Charter does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Charter, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our By-laws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We have entered into indemnification agreements with our directors and certain officers, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent
The transfer agent and registrar for our Common Stock and Series A Preferred Stock is Equiniti Trust Company, LLC.
Listing
Our Common Stock is listed on the NYSE under the symbol “BV.” We do not anticipate listing our Series A Preferred Stock.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON
All of the Series A Preferred Stock is held by the Investors. Pursuant to the Investment Agreement, the Company agreed to increase the size of its Board of Directors in order to elect up to two individuals designated by the Investors. Immediately following the Closing, on the Closing Date, Joshua Goldman and Kurtis Barker were appointed as a members of the Board of Directors. Mr. Goldman is a Partner at One Rock. Mr. Barker is an Operating Partner at One Rock. One Rock is an affiliate of the Investors.
Upon the satisfaction of the Conversion/Voting Condition (subject to certain exceptions described above), the Series A Preferred Stock is convertible at any time at the option of the holders thereof into shares of Common Stock at the Initial Conversion Price, and an initial conversion rate of 105.9322 shares of Common Stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments, as set forth in the Certificate of Designations. For additional information, see “Background” and “Description of Capital Stock.”
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the number of shares of our Common Stock beneficially owned as of the Record Date by (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of the named executive officers, (iii) each of our directors and (iv) all of our directors and executive officers as a group. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.
Securities subject to option grants that have vested or will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for calculating the percentage ownership of any other person.
As of the Record Date, there were 93,423,866 shares of our Common Stock outstanding.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%
Investment funds affiliated with KKR(2)	50,633,123(2)	54.2
Directors and Named Executive Officers:
Andrew V. Masterman(3)	2,017,651	2.2
John A. Feenan(4)	789,915	*
Amanda Orders	114,284	*
Thomas C. Donnelly(5)	634,216	*
Jonathan M. Gottsegen	409,055	*
James R. Abrahamson	94,765	*
Jane Okun Bomba	68,650	*
William Cornog	21,218	*
Frank Lopez	31,961	*
Paul E. Raether(6)	—	*
Richard W. Roedel(7)	81,834	*
Mara Swan	66,970	*
All directors and executive officers as a group (15 persons)	4,913,352	5.3

*
Less than one percent

(1)
The number of shares reported includes shares subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after the Record Date and is as follows: Mr. Masterman, 1,432,399 shares; Mr. Feenan, 518,691 shares; Ms. Orders: 74,996 shares; Mr. Donnelly: 291,161 shares; Mr. Gottsegen: 304,201 shares; Mr. Abrahamson, 0 shares; Ms. Okun Bomba, 0 shares; Mr. Cornog, 0 shares; Mr. Lopez, 0 shares; Mr. Roedel, 0 shares; Ms. Swan, 0 shares; and all directors and executive officers as a group, 3,020,675 shares.

(2)
Represents shares directly owned by KKR BrightView Aggregator L.P. KKR BrightView Aggregator GP LLC, as the general partner of KKR BrightView Aggregator L.P., KKR North America Fund XI L.P., as the sole member of KKR BrightView Aggregator GP LLC, KKR Associates North America XI L.P., as the general partner of KKR North America Fund XI L.P., KKR North America XI Limited, as the general partner of KKR Associates North America XI L.P., KKR Group Partnership L.P., as the sole stockholder of KKR North America XI Limited, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR & Co. Inc., as the sole stockholder of KKR Group Holdings Corp., KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares directly owned by KKR BrightView Aggregator L.P. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Raether is a member of our Board and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts and Raether disclaims beneficial ownership of the shares held by KKR BrightView Aggregator L.P. The principal business address of each of Mr. Raether is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001.

(3)
Mr. Masterman ceased to be the Company’s president and chief executive officer effective as of the close of business on May 31, 2023.

(4)
Mr. Feenan ceased to be the Company’s executive vice president and chief financial officer effective as of the close of business on September 30, 2022.

(5)
The number of shares beneficially owned by Mr. Donnelly also includes 164,000 shares held by trust.

(6)
The principal business address of Mr. Raether is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001.

(7)
On July 29, 2021, Rich Roedel transferred 61,170 shares from Margaret Roedel (his spouse) and his own accounts to a Spousal Lifetime Access Trust in the name of R. Roedel. Mr. Roedel’s adult children are beneficiaries and trustees and the shares are no longer beneficially owned by him or his spouse.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain copies of any document that we file with the SEC free of charge on the SEC’s website at www.sec.gov. We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brightview.com) and click on “Financials and Filings — SEC Filings” under the “Investors” heading. The information contained on, or accessible through, our website is not incorporated by reference into this Information Statement and should not be considered a part of this Information Statement.
OTHER MATTERS
Other Business
The Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the Company’s majority stockholder.
Stockholders Sharing an Address
Some banks, brokers and other holders of record may be participating in the practice of “householding” proxy statements, annual reports or notices. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. If you want to receive separate copies of this Information Statement, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other holder of record, or you may contact the Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422.
* * * * * * * * * * * * * * *
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.
By Order of the Board of Directors
/s/ Jonathan M. Gottsegen
Jonathan M. Gottsegen
Corporate Secretary

Appendix A
CERTIFICATE OF DESIGNATIONS OF
SERIES A CONVERTIBLE PREFERRED STOCK,
PAR VALUE $0.01,
OF
BRIGHTVIEW HOLDINGS, INC.
Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), BRIGHTVIEW HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:
That, the Third Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (as amended, the “Certificate of Incorporation”), authorizes the issuance of 550,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 50,000,000 shares of undesignated preferred stock, par value $0.01 per share (“Preferred Stock”);
That, subject to the Certificate of Incorporation, the board of directors of the Company (the “Board”) is authorized to provide by resolution or resolutions, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix without further stockholder approval, the designations and the powers, including voting powers, if any, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, of any series of Preferred Stock, and to fix the number of shares constituting any such series.
That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Preferred Stock”:
RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock included in such series, shall be as follows:
SECTION 1.   Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 500,000. Subject to Section 13(c)(iii), that number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.
SECTION 2.   Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:
(a)   on a parity basis with each other class or series of Capital Stock of the Company hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b)   junior to each other class or series of Capital Stock of the Company hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and
(c)   senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).
SECTION 3.   Definitions. As used herein for all purposes of this Certificate of Designations:
“20% Beneficial Ownership Requirement” means that the Investor Parties beneficially own shares of Series A Preferred Stock and/or shares of Common Stock that were issued upon the conversion of such Series A Preferred Stock that, collectively, represent in the aggregate and on an as converted basis, at least 20% of the number (to be adjusted proportionately for stock dividends, stock splits and combinations, and similar transactions that occur after the Original Issuance Date) of shares of Common Stock that were beneficially owned by the Investor Parties, on an as converted basis (but disregarding any limitations on conversion), as of the Original Issuance Date as a result of the Investor Parties’ acquisition of 500,000 shares of Series A Preferred Stock.
“60% Beneficial Ownership Requirement” means that Investor Parties beneficially own shares of Series A Preferred Stock and/or shares of Common Stock that were issued upon the conversion of such Series A Preferred Stock that, collectively, represent in the aggregate and on an as converted basis, at least 60% of the number (to be adjusted proportionately for stock dividends, stock splits and combinations, and similar transactions that occur after the Original Issuance Date) of shares of Common Stock that were beneficially owned by the Investor Parties, on an as converted basis (but disregarding any limitations on conversion), as of the Original Issuance Date as a result of the Investor Parties’ acquisition of 500,000 shares of Series A Preferred Stock.
“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared, but that have not, as of such date, been paid, but excluding any Compounded Dividends that have been added to the Liquidation Preference of such share (but, for the avoidance of doubt, including, without duplication, all Dividends that have accrued on any Compounded Dividends that have theretofore been added to the Liquidation Preference).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates, (ii) portfolio companies (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party and (iii) the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Investor Party, the Company or any of the Company’s Subsidiaries. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
Any Person shall be deemed to “beneficially own,” to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable, within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).
“Board” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.
“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and as may be amended from time to time.
“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.
“Cash Dividend” has the meaning set forth in Section 4(c).
“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.
“Certificate of Incorporation” has the meaning set forth in the recitals above.
“Change of Control” means the occurrence of one of the following, whether in a single transaction or a series of related transactions:
(a)   any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, its wholly-owned Subsidiaries and the employee benefit plans of the Company and its wholly-owned Subsidiaries, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing or with respect to whom it otherwise becomes known (through public disclosure or otherwise) to the Company that such person or group has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the Voting Stock of the surviving Person or its Parent Entity immediately following such transaction and (2) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction;
(b)   the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer or lease of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than a transaction following which (1) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) at least a majority of the voting power of the Voting Stock of the surviving Person or Parent Entity in such merger or consolidation transaction immediately after such transaction, and (2) in the case of a sale, transfer or lease of all or substantially all of the assets of the Company, other than to a Subsidiary or a Person that becomes a Subsidiary of the Company; or
(c)   shares of Common Stock or shares of any other Capital Stock of the Company into which the Series A Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above).
“Change of Control Effective Date” has the meaning set forth in Section 9(b).
“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, (i) in the case of a conversion pursuant to Section 9(a), the date on which the Company issues the shares of Common Stock upon conversion of such share and (ii) in the case of a Change of Control Redemption, the date on which the Company makes the payment in full of the Change of Control Redemption Price for such share to the Holder thereof or to the Transfer Agent, irrevocably, for the benefit of such Holder.

“Change of Control Redemption” has the meaning set forth in Section 9(a).
“Change of Control Redemption Price” has the meaning set forth in Section 9(a).
“Common Stock” has the meaning set forth in the recitals above.
“Covered Repurchase” has the meaning set forth in Section 11(a)(iii).
“close of business” means 5:00 p.m. (New York City time).
“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, per share of Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price per share of Common Stock as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price per share of Common stock on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price per share of Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price per share of Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” has the meaning set forth in the recitals above.
“Company” has the meaning set forth in the recitals above.
“Company Charter Documents” has the meaning set forth in the Investment Agreement.
“Company Disclosure Letter” has the meaning set forth in the Investment Agreement.
“Company Redemption Right” has the meaning set forth in Section 10(a)(i).
“Compounded Dividend Record Date” has the meaning set forth in Section 4(d).
“Compounded Dividend Ratio” has the meaning set forth in Section 4(c).
“Compounded Dividends” has the meaning set forth in Section 4(c).
“Constituent Person” has the meaning set forth in Section 12(a).
“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.
“Conversion Date” has the meaning set forth in Section 8(a).
“Conversion Notice” has the meaning set forth in Section 8(a)(i).
“Conversion Price” means, for each share of Series A Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate.
“Conversion Rate” means, for each share of Series A Preferred Stock, 105.9322 shares of Common Stock, subject to adjustment as set forth herein.
“Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on, and including, the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.
“DGCL” has the meaning set forth in the recitals above.

“Director Qualification Requirements” means all of the following (i) that the election of any Investor Director must not cause the Company to violate any applicable law or rule of any securities exchange or other trading facility on which any of the Company’s securities are then listed or qualified for trading requiring that a majority of the Company’s directors be independent; provided that in no event shall such Investor Director’s relationship with the Investor Parties or their Affiliates (or any other actual or potential lack of independence resulting therefrom) nor the ownership by the Investor Parties of any shares of Class A Preferred Stock or shares of Common Stock issuable upon conversion thereof, in and of itself, be considered to disqualify such Investor Director from being a member of the Board; (ii) no Investor Director shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any judgment prohibiting service as a director of any public company; and (iii) the Investor Director has provided the following to the Company: (1) all information requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and representatives in a proxy statement or other filings in accordance with applicable law, any stock exchange rules or listing standards or the Company Charter Documents or corporate governance guidelines, in each case, relating to the Investor Director’s election as a director of the Company or the Company’s operations in the ordinary course of business; (2) all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Investor Director’s election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business; and (3) an undertaking in writing by the Investor Director: (x) to be subject to, bound by and duly comply with the code of conduct in the form agreed upon by the other directors of the Company, provided that no such code of conduct shall restrict any transfer of securities by the Investor Parties or their Affiliates (other than with respect to the Investor Director solely in his or her individual capacity) except as provided in the Investment Agreement, impose confidentiality obligations on the Investor Director other those in the in the Investment Agreement or as mandatorily applicable under applicable law, or impose any share ownership requirement for the Investor Director; and (y) to waive notice of and recuse himself or herself from any meetings, deliberations or discussion of the Board or any committee thereof regarding any transactions involving the Investor Parties.
“Distributed Property” has the meaning set forth in Section 11(a)(iv).
“Distribution Transaction” means any distribution of any shares of capital stock or other interests of a Subsidiary of the Company to holders of Common Stock (whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction), where such shares or interests are listed on a United States securities exchange or quoted on an automated quotation system.
“Dividend Accrual Date” means March 31, June 30, September 30 and December 31 of each year; provided that if any such Dividend Accrual Date is not a Business Day, then any applicable Dividend payable in cash on such Dividend Accrual Date in accordance with the terms hereof and the procedures applicable to the payment of cash Dividends shall be payable on the next Business Day immediately following such Dividend Accrual Date, without any interest.
“Dividend Accrual Period” means in respect of any share of Series A Preferred Stock the period from and including the Issuance Date of such share to but excluding the next Dividend Accrual Date and, subsequently, in each case the period from and including any Dividend Accrual Date to but excluding the next Dividend Accrual Date.
“Dividend Rate” means 7.0% per annum.
“Dividend Record Date” has the meaning set forth in Section 4(d).
“Dividends” has the meaning set forth in Section 4(a).
“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Property” has the meaning set forth in Section 12(a).
“Excluded Sponsor Parties” has the meaning set forth in the Investment Agreement.
“Expiration Date” has the meaning set forth in Section 11(a)(iii).
“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $50,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion.
“First Fall-Away of Investor Board Rights” means the first day on which the 60% Beneficial Ownership Requirement is no longer satisfied.
“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received by transfer shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder, and the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder, and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Implied Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (a) the Liquidation Preference of such share on the first day of the applicable Dividend Accrual Period (or in the case of the first Dividend Accrual Period for such share, as of the Issuance Date of such share) multiplied by (b) one fourth of the Dividend Rate.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Company.
“Initial Change of Control Notice” has the meaning set forth in Section 9(b).
“Investment Agreement” means that certain Investment Agreement between the Company and the Investors dated as of August 28, 2023, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.
“Investors” has the meaning set forth in the Investment Agreement.
“Investor Parties” means the Investors and each Permitted Transferee of the Investors to whom shares of Series A Preferred Stock or Common Stock are transferred pursuant to Section 4.07(b)(i) of the Investment Agreement.
“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of original issuance of such share.
“Junior Stock” has the meaning set forth in Section 2(c).
“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000 per share, as may be increased for any Compounded Dividends, from time to time.

“Mandatory Conversion” has the meaning set forth in Section 7(a).
“Mandatory Conversion Date” has the meaning set forth in Section 7(a).
“Mandatory Conversion Price” means 200% of the Conversion Price (as such Conversion Price may be adjusted pursuant to the provisions of Section 11(a)). The Mandatory Conversion Price shall initially be $18.88.
“Market Disruption Event” means any of the following events:
(a)   any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or
(b)   any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.
“Notice of Company Redemption” has the meaning set forth in Section 10(a)(ii).
“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).
“NYSE” means the New York Stock Exchange.
“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any President or Vice President of the Company (whether or not designated by a number or numbers or word or words added before or after the title “President” or “Vice President”).
“Original Issuance Date” means the Closing Date, as defined in the Investment Agreement.
“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.
“Parity Stock” has the meaning set forth in Section 2(a).
“Permitted Transferee” has the meaning set forth in the Investment Agreement.
“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.
“Preferred Stock” has the meaning set forth in the recitals above.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock, other Junior Stock or Parity Stock, as applicable, have the right to receive any cash, securities or other property or in which Common Stock, other Junior Stock or Parity Stock, as applicable, is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock, other Junior Stock or Parity Stock, as applicable, entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).
“Redemption” has the meaning set forth in Section 10(a)(i).

“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for each such share either to the Holder of such share or to the Transfer Agent, irrevocably, for the benefit of such Holder.
“Redemption Price” has the meaning set forth in Section 10(a)(i).
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.
“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.”
“Reorganization Event” has the meaning set forth in Section 12(a).
“Required Number of Shares” has the meaning set forth in Section 9(g).
“Second Fall-Away of Investor Board Rights” means the first day on which the 20% Beneficial Ownership Requirement is no longer satisfied.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Stock” has the meaning set forth in Section 2(b).
“Series A Preferred Stock” has the meaning set forth in Section 1.
“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.
“Trading Period” has the meaning set forth in Section 7(a).
“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be Equiniti Trust Company, LLC.
“Trigger Event” has the meaning set forth in Section 11(a)(vii).
“Voting Condition” means the later of (i) the expiration of the applicable waiting period under the HSR Act, and (ii) the twentieth (20th) calendar day following the mailing of the Information Statement (as defined in the Investment Agreement) to the holders of Common Stock; provided that notwithstanding the foregoing, if by the date that is six (6) months after the Issuance Date clause (i) or (ii) has not been satisfied, then from and after the date that is six (6) months after the Issuance Date, (1) if clause (i) is not satisfied, the Voting Condition shall be deemed satisfied with respect to the exercise by a Holder of any conversion and/or as-converted voting rights that is below the applicable threshold requiring clearance under the HSR Act and (2) if clause (i) has been satisfied but clause (ii) has not been satisfied, the Voting Condition shall be deemed satisfied with respect to the exercise by a Holder of any conversion and/or as-converted voting rights that would result in the Holder holding up to 25% of the then issued and outstanding Common Stock or having voting rights up to 25% of the then issued and outstanding Common Stock (and thus, for the avoidance of doubt, if by the date that is six (6) months after the Issuance Date clause (ii) has not been satisfied, the Voting Condition shall not be applicable to the to the extent the number of shares to be converted and / or voted is below the lower of (x) the applicable threshold requiring clearance under the HSR Act (to the extent such clearance has not yet been obtained) and (y) 25% of the then issued and outstanding Common Stock).
“Voting Stock” means (i) with respect to the Company, the Common Stock, the Series A Preferred Stock (subject to the limitations set forth herein) and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.
“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “BV <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).
SECTION 4.   Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).
(b)   Accrual of Dividends. Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable in cash quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by law, on each Dividend Accrual Date, commencing on the first Dividend Accrual Date following the Issuance Date of such share (and if not declared to be paid in cash by the Company on such Dividend Accrual Date, such Dividends shall be treated as provided in this Section 4). The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Accrual Period in which such day falls; provided that if during any Dividend Accrual Period any Compounded Dividends in respect of one or more prior Dividend Accrual Periods are paid in cash, then after the date of such payment the amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Compounded Dividends) by (y) the actual number of days in such Dividend Accrual Period. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any Dividend Accrual Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Accrual Period. For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Accrual Date, the amount of Dividends payable with respect to the initial Dividend Accrual Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Accrual Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Accrual Date.
(c)   Payment of Dividend. With respect to any Dividend Accrual Date, the Company may pay, to the extent permitted by applicable law, in its sole discretion, Dividends on each share of Series A Preferred Stock in cash (a “Cash Dividend”), if, as and when authorized by the Board, or any duly authorized committee thereof; provided that Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward). With respect to any Dividend Accrual Date for which the Company does not for any reason (including because payment of any such Cash Dividends are prohibited by law) pay in cash all Dividends that accumulated during the relevant Dividend Accrual Period, any such accumulated and unpaid Dividends on a share of the Series A Preferred Stock (“Compounded Dividends”) will (whether or not earned or declared) be added to the Liquidation Preference of such share of the Series A Preferred Stock as of such Dividend Accrual Date. Any Compounded Dividends that remain unpaid as of any determination date shall increase the Liquidation Preference in accordance with the definition of “Liquidation Preference.” With respect to any Dividend Accrual Date where the Company does not pay in cash all Dividends that accumulated during the relevant Dividend Accrual Period, the proportion of any Compounded Dividend to Dividend in respect of any Holder with respect to such Dividend Accrual Period (the “Compounded Dividend Ratio”) shall be the same as the Compounded Dividend Ratio for such Dividend Accrual Period with respect to each Dividend paid to each other Holder that is entitled to a Dividend on such Dividend Accrual Date. Compounded Dividends in respect of any prior Dividend Accrual

Periods may be paid in cash on any date (whether or not such date is a Dividend Accrual Date) if, as and when authorized by the Board, or any duly authorized committee thereof as declared by the Company and any such payment will reduce, on a dollar-for-dollar basis, the Liquidation Preference in respect of the Series A Preferred Stock as of when such payment is made; provided that the Company may not pay in cash any Accrued Dividends or Compounded Dividends with respect to a share of Series A Preferred Stock after a Conversion Notice has been delivered to the Conversion Agent hereunder in respect of such share. Notwithstanding anything herein to the contrary, no Dividend may be declared unless paid in cash (it being understood that no Dividends may be declared in paid-in-securities or otherwise “in kind”).
(d)   Record Date. The record date for the cash payment of Dividends that are declared and paid on any relevant Dividend Accrual Date will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Accrual Date (each, a “Dividend Record Date”), and the record date for any cash payment of any Compounded Dividends that were not declared and paid in cash on any relevant Dividend Accrual Date will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid in cash (each, a “Compounded Dividend Record Date”), in each case whether or not such day is a Business Day.
(e)   Participating Dividends. Subject to the provisions of this Section 4, dividends or distributions may be authorized by the Board, or any duly authorized committee thereof, and declared and paid by the Company, or any duly authorized committee thereof, on any Junior Stock and Parity Stock from time to time (a “Common Dividend”); provided that at the time of such authorization, the Board or such committee authorizes an equivalent dividend or distribution on the Series A Preferred Stock (a “Participating Dividend”) such that (1) the Record Date and the payment date for such Participating Dividend occur on the same respective date as the Record Date and payment date for such Common Dividend and (2) the kind and amount of consideration payable per share of Series A Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Dividend in respect of a number of shares of Common Stock that would be issuable upon conversion of a share of Series A Preferred Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein) immediately prior to the Record Date for such Common Dividend.
(f)   Conversion Following a Record Date. If the Conversion Date for any shares of Series A Preferred Stock is prior to a Dividend Record Date or a Compounded Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Compounded Dividend Record Date, as applicable, other than Accrued Dividends and through the inclusion of Compounded Dividends in the Liquidation Preference as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable. Subject to the last sentence of Section 4(c), if the Conversion Date for any shares of Series A Preferred Stock is on or after a Dividend Record Date or a Compounded Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Compounded Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Accrual Date; provided that the amount of such Dividend or Compounded Dividend shall not be included for the purpose of determining the amount of Accrued Dividends or the Liquidation Preference under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.
SECTION 5.   Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the Accrued Dividends with respect to such share of Series A Preferred Stock as of the date of such distribution and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.
(b)   Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.
(c)   Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
SECTION 6.   Right of the Holders to Convert. (a) From and after the satisfaction (or to the extent of the inapplicability) of the Voting Condition, each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series A Preferred Stock at any time into (i) the number of shares of Common Stock equal to the quotient of (A) (subject to the proviso in Section 4(f)) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h). The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder). Notwithstanding the foregoing or anything to the contrary herein, in no event shall the Series A Preferred Stock (i) be convertible into Common Stock in a manner that would result in the Investor Parties and their Affiliates holding more than 49% (together with any shares of Common Stock held by the Investor Parties and their Affiliates) of the then issued and outstanding Common Stock, or (ii) have voting rights in excess of 49% (together with any shares of Common Stock held by the Investor Parties and their Affiliates) of the then issued and outstanding Common Stock, on an as-converted basis (such limitations, the “Conversion Limitation”). To the extent the Conversion Limitation on voting is applicable, each Holders’ voting rights will be cut back on a pro rata basis in order to comply with such Conversion Limitation. For the avoidance of doubt, the Conversion Limitation shall not apply to, or otherwise affect the consideration payable to Holders in connection with a Change of Control, liquidation or dissolution or similar transaction involving the Company.
(b)   The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.
SECTION 7.   Mandatory Conversion by the Company. (a) So long as a Shelf Registration Statement (as defined in the Registration Rights Agreement) is in effect, at any time after the three (3) year anniversary of the Original Issuance Date, if (i) the VWAP per share of Common Stock was greater than the Mandatory Conversion Price for at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days (such thirty (30) consecutive Trading Day period, the “Trading Period”), and (ii) either (x) the VWAP per share of Common Stock is greater than the Mandatory Conversion Price on the Trading Day immediately prior to the date the Company sends the applicable Notice of Mandatory Conversion referred to in Section 7(b) below or (y) the Company has not filed a press release or Exchange Act report between the last Trading Day in the Trading Period where the VWAP per share of Common Stock is greater than the Mandatory Conversion Price and the date the Company sends the applicable Notice of Mandatory

Conversion referred to in Section 7(b) below, then the Company may elect to convert (a “Mandatory Conversion”) all or any portion of the outstanding shares of Series A Preferred Stock into shares of Common Stock together, if applicable, with cash in lieu of any fraction share of Common Stock (the date of any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion of any share of Series A Preferred Stock, such share shall be converted into (i) the number of shares of Common Stock equal to the quotient of (A) (subject to the proviso in Section 4(f)) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h).
(b)   Notice of Mandatory Conversion. If the Company elects to effect a Mandatory Conversion, the Company shall, within ten (10) Business Days following the completion of the applicable thirty (30) day Trading Period referred to in Section 7(a) above, provide notice of the Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). For the avoidance of doubt, a Notice of Mandatory Conversion does not limit a Holder’s right to convert on a Conversion Date prior to the Mandatory Conversion Date. The Mandatory Conversion Date selected by the Company shall be no less than ten (10) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:
(i)   the Mandatory Conversion Date selected by the Company; and
(ii)   the Conversion Rate as expected to be in effect on the Mandatory Conversion Date, the number of shares Series A Preferred Stock to be converted from such Holder, the number of shares of Common Stock to be issued to such Holder upon conversion of each such share of Series A Preferred Stock and the Liquidation Preference and amount of Accrued Dividends expected as of the Mandatory Conversion Date.
(c)   Partial Mandatory Conversion. In the event that the Mandatory Conversion is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock outstanding at such time, the shares to be converted shall be converted by the Company on a pro rata basis based on the then-outstanding shares of Series A Preferred Stock. If fewer than all the shares of Series A Preferred Stock represented by any certificate are converted, new certificates shall be issued representing the shares of Series A Preferred Stock that remain outstanding without charge to the Holder thereof, to the extent applicable.
SECTION 8.   Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 8(a):
(i)   in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional on the completion of a Change of Control or other corporate transaction;
(ii)   deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted;
(iii)   if required, furnish appropriate endorsements and transfer documents; and
(iv)   if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 20.
The “Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.

(b)   Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding.
(c)   Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and, if applicable, compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter; provided however that, if a written notice from the Holder in accordance with Section 8(a)(i) specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice and no later than the seventh (7th) Business Day thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, by delivering a notice to the Conversion Agent, through the facilities of The Depository Trust Company or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depository Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company. Notwithstanding anything to the contrary in this Section 8, if (i) as of the date of conversion at least twelve (12) months have passed since the Issuance Date, and (ii) a Holder certifies to the Company that as of the date of conversion it is not an Affiliate and has not been an Affiliate of the Company within the preceding three (3) months and otherwise satisfies the conditions set forth in Rule 144 for securities held by non-affiliates, if any, then the Company will issue the shares of Common Stock issuable to such Holder upon conversion through the facilities of The Depository Trust Company with an unrestricted CUSIP.
(d)   Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof and shall not be reissued as shares of such series. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.
(e)   Partial Conversion. In case any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted.
(f)   Depository Procedures. Notwithstanding anything to the contrary in this Section 8, the only requirements to convert shares of Series A Preferred Stock that are held through the facilities of The Depository Trust Company is to comply with the rules and procedures of The Depository Trust Company applicable to such conversion.
SECTION 9.   Change of Control. (a) Holder Rights Upon Change of Control. Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock may, at such Holder’s election, effective as of immediately prior to the Change of Control, convert all or a portion of its shares of Series A Preferred Stock pursuant to Section 6(a), provided that if the Holder does not make such an election with respect to all of its shares of Series A Preferred Stock, the Company shall redeem (the “Change of Control Redemption”) all of such Holder’s shares of Series A Preferred Stock that have not been so converted at a purchase price per share of Series A Preferred Stock, payable in cash, equal to the greater of (A) the sum of (x) the Liquidation Preference of such share of Series A Preferred Stock, plus (y) the Accrued Dividends in respect of such share of Series A Preferred Stock as of the applicable Change of Control Purchase Date and (B) the amount of cash and the Fair Market Value of any other property that the Holder would have received if such Holder had converted such share of Series A Preferred Stock into Common Stock immediately prior to the Change of Control (without regard to any limitations on conversions set forth in this Certificate of Designations) (the greater of (A) and (B), the “Change of Control Redemption Price”); provided that the Company shall only be required to pay the Change of Control Redemption Price to the extent such purchase can be made out of funds legally available therefor in accordance with Section 9(g).
(b)   Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the effective date of a Change of Control (the “Change of Control Effective Date”) (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice (the “Initial Change of Control Notice”) shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain (i) the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed), (ii) a description of the material terms and conditions of the Change of Control and (iii) the then applicable Conversion Rate. No later than ten (10) Business Days prior to the Change of Control Effective Date as set forth in the Initial Change of Control Notice (or, if the Change of Control has already occurred as provided in the Initial Change of Control Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 9(a) shall notify the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its right to convert all or a portion of its shares of Series A Preferred Stock pursuant to Section 9(a), and (y) the number of shares of Series A Preferred Stock subject thereto.
(c)   Final Change of Control Redemption Notice. Within two (2) days prior to the Change of Control Effective Date (or if the Company discovers later than such date that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company on the Business Day immediately prior to the date such notice is sent, which notice shall contain:
(i)   a statement setting forth in reasonable detail the calculation of the Change of Control Redemption Price with respect to such Holder;
(ii)   the Change of Control Purchase Date, which shall be no later than 60 days after such notice is sent; provided, that a reasonable amount of time shall be provided between delivery of such notice and the Change of Control Purchase Date to allow such Holder to comply with the instructions delivered pursuant to Section 9(c)(iii) below; and
(iii)   the instructions a Holder must follow to receive the Change of Control Redemption Price in connection with such Change of Control.
(d)   Change of Control Redemption Procedure. To receive the Change of Control Redemption Price, a Holder must surrender to the Transfer Agent in accordance with the instructions delivered pursuant to Section 9(c)(iii), the certificates representing the shares of Series A Preferred Stock to be repurchased by the Company or lost stock affidavits therefor, to the extent applicable.
(e)   Delivery upon Change of Control Redemption. Upon a Change of Control Redemption, subject to Section 9(g) and Section 9(j) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer of immediately available funds, the Change of Control Redemption Price for such Holder’s shares of Series A Preferred Stock.
(f)   Treatment of Shares. Until a share of Series A Preferred Stock is redeemed by the payment or deposit in full of the applicable Change of Control Redemption Price as provided in Section 9(i), such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein; provided that no such shares of Series A Preferred Stock may be converted into shares of Common Stock following the Change of Control Effective Date.
(g)   Sufficient Funds. If the Company shall not have sufficient funds legally available under the DGCL to redeem all shares of Series A Preferred Stock required under Section 9(a) (the “Required Number of Shares”), the Company shall (i) redeem, pro rata among the Holders (for the avoidance of doubt, other than any shares that have been converted into Common Stock in accordance with Section 9(a)), a number of shares of Series A Preferred Stock with an aggregate Change of Control Redemption Price equal to the amount legally available for the purchase of shares of Series A Preferred Stock under the DGCL and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Redemption Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock (and such shares of Series A Preferred Stock not so redeemed will remain outstanding for all purposes (including, for the avoidance of doubt, the accrual of Dividends) under this Certificate of Designations). The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. Notwithstanding the foregoing, in the event of a Change of Control Redemption pursuant to this Section 9 at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Change of Control Redemption, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.
(h)   Change of Control Agreements. The Company shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Redemption right in a manner that is consistent with and gives effect to this Section 9, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment of the Change of Control Redemption Price in respect of shares of Series A Preferred Stock that have not been converted into Common Stock prior to the Change of Control Effective Date pursuant to Section 6, Section 7 or this Section 9, as applicable.
(i)   With respect to any share of Series A Preferred Stock to be redeemed by the Company pursuant to the Change of Control Redemption and which has been redeemed in accordance with the provisions of this Section 9, or for which the Company has irrevocably deposited an amount equal to the Change of Control Redemption Price in respect of such share with the Transfer Agent, (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate other than the rights of the Holder thereof to receive the Change of Control Redemption Price therefor.
(j)   Notwithstanding anything to the contrary contained in this Section 9, in the event of a Change of Control Redemption, the Company shall only pay the Change of Control Redemption Price in cash required above after paying in full in cash all obligations of the Company and its subsidiaries under any credit agreement, indenture or similar agreement evidencing indebtedness for borrowed money (including the termination of all commitments to lend, to the extent required by such credit agreement, indenture or similar agreement), which requires prior payment of the obligations thereunder (and termination of commitments thereunder, if applicable) as a condition to the payment of such Change of Control Redemption Price in cash.
SECTION 10.   Redemption. (a) Redemption at the Option of the Company.
(i)   At any time on or after the four (4)-year anniversary of the Original Issuance Date, the Company shall have the right (the “Company Redemption Right”) to redeem (a “Redemption”),

ratably, in whole (or, so long as the Company reasonably determines in good faith (taking into account solely the Holders’ ownership of the Series A Preferred Shares and ownership of any Common Stock received in connection with the conversion of such Series A Preferred Shares) that such partial redemption of Series A Preferred Stock will be treated as a sale or exchange for United States federal income tax purposes pursuant to Section 302(b) of the Code, in part), the shares of Series A Preferred Stock of any Holder outstanding at such time at a redemption price per share of Series A Preferred Stock equal to the following: (A) if the applicable Redemption Date is on or after the four (4)-year anniversary of the Original Issuance Date and before the five (5)-year anniversary of the Original Issuance Date, the greater of (1) the product of (x) the sum of (I) the Liquidation Preference of such share of Series A Preferred Stock to be redeemed, plus (II) the Accrued Dividends in respect of such share of Series A Preferred Stock to be redeemed as of such Redemption Date, multiplied by (y) 105% and (2) the Current Market Price as of such Redemption Date of the Common Stock into which such shares of Series A Preferred Stock could be converted on an as converted basis (without regard to any limitations on conversions set forth in this Certificate of Designations); (B) if the applicable Redemption Date is on or after the five (5)-year anniversary of the Original Issuance Date and before the six (6)-year anniversary of the Original Issuance Date, the greater of (1) the product of (x) the sum of (I) the Liquidation Preference of such share of Series A Preferred Stock to be redeemed, plus (II) the Accrued Dividends in respect of such share of Series A Preferred Stock to be redeemed as of such Redemption Date, multiplied by (y) 103% and (2) the Current Market Price as of such Redemption Date of the Common Stock into which such shares of Series A Preferred Stock could be converted on an as converted basis (without regard to any limitations on conversions set forth in this Certificate of Designations); and (C) if the applicable Redemption Date is on or after the sixth (6th) anniversary of the Original Issuance Date, the greater of (1) the product of (x) the sum of (I) the Liquidation Preference of such share of Series A Preferred Stock to be redeemed, plus (II) the Accrued Dividends in respect of such share of Series A Preferred Stock to be redeemed as of such Redemption Date, multiplied by (y) 100% and (2) the Current Market Price as of such Redemption Date of the Common Stock into which such shares of Series A Preferred Stock could be converted on an as converted basis (without regard to any limitations on conversions set forth in this Certificate of Designations) (such price, the “Redemption Price”). Notwithstanding the foregoing, the Company will not exercise the Company Redemption Right, or otherwise send a Notice of Company Redemption, in respect of the redemption of any Series A Preferred Stock pursuant to this Section 10 unless the Company has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series A Preferred Stock called for redemption. The Redemption Price shall be payable in cash. If fewer than all of the shares of Series A Preferred Stock then outstanding are to be redeemed pursuant to this Section 10(a), then such redemption shall occur on a pro rata basis with respect to all Holders based on the total number of shares of Series A Preferred Stock then held by such Holder relative to the total number of shares of Series A Preferred Stock then outstanding.
(ii)   To exercise the Company Redemption Right pursuant to this Section 10(a), the Company shall deliver written notice thereof (a “Notice of Company Redemption”) to the Holders and the Transfer Agent at least ten (10) days prior to the Redemption Date designated therein for such redemption. The Notice of Company Redemption shall contain instructions whereby Holders will surrender to the Transfer Agent certificates (if any) representing all shares of Series A Preferred Stock specified in the Notice of Company Redemption to be redeemed by the Company. The Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in such Notice of Company Redemption, cash by wire transfer in an amount equal to the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith.
(iii)   For the avoidance of doubt, prior to any Redemption, each Holder of outstanding shares of Series A Preferred Stock may, at such Holder’s election, effective prior to such Redemption on a date designated by the Holder, convert all or a portion of its shares of Series A Preferred Stock pursuant to Section 6(a).
(iv)   The Company shall not exercise the Company Redemption Right, or otherwise send a Notice of Company Redemption, in respect of the Redemption of any Series A Preferred Stock pursuant to this Section 10 unless (x) a Shelf Registration Statement (as defined in the Registration

Rights Agreement) is in effect covering the shares of Common Stock into which such shares of Series A Preferred Stock would be converted (without regard to any limitations on conversion), and (y) either (A) the Conversion Limitation does not apply to the Series A Preferred Stock subject to such redemption or (B) to the extent the Conversion Limitation does apply to the Series A Preferred Stock subject to such Redemption, the amount of Series A Preferred Stock subject to such Redemption is up to the amount of Series A Preferred Stock that would not be convertible into Common Stock as a result of the Conversion Limitation (with the remainder being converted into Common Stock if so elected by the Holder pursuant to clause (iii) above).
(b)   Effect of Redemption. With respect to any share of Series A Preferred Stock specified to be redeemed by the Company pursuant to the Company Redemption Right and which has been redeemed in accordance with the provisions of this Section 10, or for which the Company has irrevocably deposited an amount equal to the Redemption Price in respect of such share with the Transfer Agent, then (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate (other than the right to receive such Redemption Price to the extent not paid).
(c)   Partial Redemption. In the event that the Company Redemption Right is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such Redemption and following such Holder’s surrender to the Transfer Agent of certificates (if any) representing such shares of Series A Preferred Stock specified to be redeemed by the Company, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate representing the shares of Series A Preferred Stock held by the Holder as to which a Company Redemption Right was not exercised (or book-entry interests representing such shares).
SECTION 11.   Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series A Preferred Stock, as if they held a number of shares of Common Stock equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock held by such Holder are convertible pursuant to Section 6 (determined without regard to any of the limitations on convertibility contained therein):
(i)   The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 x (OS1 / OS0)
CR0 = the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification
CR1 = the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification
OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification, in each case without giving effect to such dividend, distribution, subdivision, combination or reclassification, as applicable
OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such dividend, distribution, subdivision, combination or reclassification, as applicable

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.
(ii)   The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(vii) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Ex-Dividend Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:
CR1 = CR0 x [(OS0+X) / (OS0+Y)]
CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance
CR1 = the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance
OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance
X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Ex-Dividend Date for such dividend, distribution or issuance.
For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Ex-Dividend Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.
Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.
(iii)   The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms or (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x [(FMV + (SP1 x OS1)) / (SP1 x OS0)]
CR0 = the Conversion Rate in effect immediately prior to the close of business on the Expiration Date
CR1 = the new Conversion Rate in effect immediately after the close of business on the Expiration Date
FMV = the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date
OS0 = the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase
OS1 = the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase
SP1 = the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date
Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Rate is required under this Section 11(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).
In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.
(iv)   The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(ii) hereof, (B) Distribution Transactions as to which Section 11(a)(v) shall apply, (C) dividends or distributions paid exclusively in cash as to which Section 11(a)(vi) shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(vii) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x [SP0 / (SP0 – FMV)]

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution
CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution
SP0 = the Current Market Price as of the Ex-Dividend Date for such dividend or distribution
FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, the amount of Distributed Property such holder would have received had such holder owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock held by such Holder as of such Record Date could be converted (without regard to any limitations on conversions set forth in this Certificate of Designations)
Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(v)   The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:
CR1 = CR0 x [(FMV + MP0) / MP0]
CR0 = the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction
CR1 = the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction
FMV = the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction
MP0 = the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Ex-Dividend Date of the Distribution Transaction
Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 11(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).

(vi)   The Company makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x [SP0 / (SP0 — C)]
CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution
CR1 = the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution
SP0 = the Closing Price as of the Ex-Dividend Date for such dividend or distribution
C = the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series A Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, the amount of cash such holder would have received had such holder owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock held by such Holder as of such Record Date could be converted (without regard to any limitations on conversions set forth in this Certificate of Designations)
Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such had dividend or distribution not been declared.
(vii)   If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of Common Stock as described in Section 11(a)(ii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 11(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.
To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.
Notwithstanding anything to the contrary in this Section 11(a)(vii), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person.”

(b)   Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or Redemption or repurchase date.
(c)   When No Adjustment Required. (i) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.
(i)   Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.
(ii)   No adjustment to the Conversion Rate will be made:
(A)   upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;
(B)   upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs, including, without limitation, the Company’s 2018 Omnibus Incentive Plan;
(C)   upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Series A Preferred Stock; or
(D)   for a change in the par value of the Common Stock.
(d)   Successive Adjustments. After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Rate as so adjusted.
(e)   Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.
(f)   Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):
(i)   compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)   provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.
(g)   Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.
(h)   Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, either (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) (to the extent permitted by law and applicable stock exchange rules) one additional whole share of Common Stock. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted and/or issued on any single Conversion Date or Change of Control Purchase Date.
SECTION 12.   Adjustment for Reorganization Events. (a) Reorganization Events. In the event of:
(i)   any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;
(ii)   any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or
(iii)   any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;
other than, in each case, any such transaction that constitutes a Change of Control, with respect to which, for the avoidance of doubt, the provisions of Section 9 shall apply (each of which is referred to as a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d) and Section 13(c), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective time of the Reorganization Event and the Liquidation Preference and Accrued Dividends applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the

Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons or such Affiliate thereof. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock. Following a Reorganization Event, subsequent adjustments to the Conversion Rate will be made pursuant to Section 11 in a manner consistent with this Section 12.
(b)   Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of Capital Stock received by the holders of the Common Stock in any such Reorganization Event.
(c)   Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.
(d)   Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into Exchange Property (including, if applicable, Capital Stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event).
SECTION 13.   Voting Rights. (a) General. Except as provided in Sections 13(b) and 13(c), from and after the satisfaction (or to the extent of the inapplicability) of the Voting Condition, Holders of shares of Series A Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the Company). Each Holder shall be entitled to the number of votes equal to the product of (i) the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock could be converted pursuant to Section 6 (subject to the limitations on conversion set forth therein) multiplied by (ii) a fraction the numerator of which is the number of shares of Series A Preferred Stock held by such Holder and the denominator of which is the aggregate number of issued and outstanding shares of Series A Preferred Stock, in each case, at and calculated as of the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Certificate of Incorporation and Bylaws of the Company.
(b)   Right to Designate Investor Directors. For so long as the Investor Parties are Holders of any shares of Series A Preferred Stock, the Investor Parties, voting exclusively as a single class, will have the right to elect (i) two (2) directors, so long as the 60% Beneficial Ownership Requirement is satisfied, and (ii) one (1) director, so long as the 20% Beneficial Ownership Requirement is satisfied (each such director, an “Investor Director”) to serve on the Board; provided, that the election of any Investor Director must satisfy the Director Qualification Requirements. The Investor Directors will be elected at each annual or meeting (or action by written consent) of the Company’s stockholders solely by the Holders of shares of Series A Preferred Stock, voting exclusively as a single class, for so long as the 60% Beneficial Ownership Requirement or 20% Beneficial Ownership Requirement, as applicable, is satisfied, except that the initial

Investor Directors shall be appointed by the Board in connection with the initial issuance of Series A Preferred Stock and will be Joshua Goldman and Kurt Barker. Upon the occurrence of the First Fall-Away of Investor Board Rights, (i) at the request of a majority of the directors then in office or the Chairman of the Board, one of the Investor Directors shall resign immediately from the Board and any committee thereof or (ii) if no such request is made, such Investor Director shall continue to serve until his or her term expires at the next annual meeting of stockholders of the Company (unless such Investor Director otherwise elects to resign). Upon the occurrence of the Second Fall-Away of Investor Board Rights, (i) at the request of a majority of the directors then in office or the Chairman of the Board, the remaining Investor Directors shall resign immediately from the Board and any committee thereof or (ii) if no such request is made, such Investor Director shall continue to serve until his or her term expires at the next annual meeting of stockholders of the Company. For the avoidance of doubt, the rights of the Investor Parties pursuant to this Section 13(b) are personal to the Investor Parties and shall not be exercised by any transferee other than a Permitted Transferee of an Investor.
(i)   Committee Rights. Until the occurrence of the Second Fall-Away of Investor Board Rights, the Investor Parties shall have the right to designate one (1) Investor Director to each committee of the Board to the extent permitted by the applicable independence or other requirements applicable to such committee(s).
(ii)   Removal of the Investor Directors. At any time, an Investor Director may be removed either (1) to the extent such removal is required by applicable law or the Certificate of Incorporation in effect on the date hereof; or (2) with or without cause by the affirmative vote of the Investor Parties, voting exclusively as a single class (which vote may be taken by written consent in lieu of a meeting). Except as set forth in the foregoing clause (1) the Board shall not remove the Investor Director from his or her directorship.
(iii)   Filling Vacancies of the Investor Directors. At all times when the Investor Parties have the right to elect Investor Directors, a vacancy in the office of any Investor Director may be filled, subject to the Director Qualification Requirements, by the remaining Investor Director or, if there is no remaining Investor Director, by the affirmative vote of the Investor Parties, voting exclusively as a single class (which vote may be taken by written consent in lieu of a meeting).
(iv)   Company Cooperation. The Company and the Board shall take all necessary corporate action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware Law), to (x) enable the election of the Investor Directors, whether by increasing the size of the Board or otherwise, and (y) designate the persons specified by the Holders as Investor Directors, to fill such newly created vacancies or to fill any other existing vacancies.
(v)   Compensation; Indemnity. The Investor Directors shall (1) not be entitled to any compensation from the Company in connection with their services as directors on the Board and (2) shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred by them in connection with performing their respective duties as a member of the Board (or any committee thereof), including the reasonable out-of-pocket expenses incurred by such person for attending meetings of the Board (or any committee thereof), or in connection with their service on the board or other similar governing body of any Subsidiary of the Company (or any committee thereof) to the same extent as the Company provides such reimbursement to other members of the Board. The Company shall indemnify the Investor Directors and provide the Investor Directors with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Charter Documents, the DGCL or otherwise. The Company acknowledges and agrees that it (1) is the indemnitor of first resort (i.e., its obligations to the Investor Director are primary and any obligation of the Investor Parties or their Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Director are secondary) and (2) shall be required to advance the amount of expenses incurred by the Investor Director and shall be liable for the amount of all expenses and liabilities incurred by the Investor Director, in each case, to the same extent as it advances expenses and is liable for such expenses and liabilities and indemnifies and provides such insurance with respect to other members of the Board, pursuant to the Company Charter Documents, the DGCL or otherwise, without regard to any rights the Investor Director may have against any Investor Parties or their Affiliates.

(c)   Adverse Changes. The affirmative vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:
(i)   any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock or the Holder thereof;
(ii)   any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Certificate of Incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Parity Stock or Senior Stock or any other class or series of Capital Stock of the Company (i) ranking senior to, or on a parity basis with, the Series A Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or (ii) with which the Series A Preferred Stock does not participate in any dividends or distributions ratably determined on an “as converted to common stock” basis;
(iii)   any increase or decrease in the authorized number of shares of Series A Preferred Stock;
(iv)   any merger or consolidation of the Company with any other Person other than (x) a Change of Control or (y) a transaction in which the Series A Preferred Stock remains outstanding or is converted into shares of the surviving Person or its Parent Entity with rights, preferences, privileges and voting power that are not materially less favorable than the Series A Convertible Preferred; and
(v)   any acquisition (whether by merger, consolidation or otherwise) of a business or entity set forth on Section 13(c) of the Company Disclosure Letter, until the three (3) year anniversary of the Original Issuance Date.
provided, however, (A) that, with respect to the occurrence of any of the events set forth in clause (i) above, so long as (1) the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, or (2) the holders of the Series A Preferred Stock receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A Preferred Stock, then the occurrence of such event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the events set forth in clause (i) above and (B) that the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than the Series A Preferred Stock) into, or the issuance of, Junior Stock will not require the consent of the holders of the Series A Preferred Stock.
For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation.
(d)   Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.
(e)   The affirmative vote or consent of the Holders of a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend the provisions of Section 9(h) of this Certificate of Designations, and any amendment or waiver of any of the provisions of Section 9(h) approved by such percentage of the Holders shall be binding on all of the Holders.

(f)   For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws of the Company, the Holders of Series A Preferred Stock shall have the exclusive consent and voting rights set forth in Sections 13(b) and 13(c) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.
(g)   Notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by law, when the Holders of Series A Preferred Stock take any action under this Certificate of Designations to give or withhold their consent, the Holders shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in their own interest; provided, however, that the foregoing shall in no way affect the obligations to comply with the provisions of this Certificate of Designations. For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of the Investor Director.
SECTION 14.   Preemptive Rights. Except for the right to participate in any issuance of new equity securities by the Company as set forth in the Investment Agreement, the Holders shall not have any preemptive rights.
SECTION 15.   Term. Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.
SECTION 16.   Creation of Capital Stock. Subject to Section 13(c)(ii) and Section 13(c)(iii), the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.
SECTION 17.   No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
SECTION 18.   Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be Equiniti Trust Company, LLC. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace Equiniti Trust Company, LLC or such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.
SECTION 19.   Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.
(b)   Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares (except if any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver certificates representing the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate.
SECTION 20.   Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series A

Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
SECTION 21.   Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at 980 Jolly Road, Blue Bell, PA 19422 (Attention: Chief Financial Officer), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.
SECTION 22.   Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.
SECTION 23.   Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.
SECTION 24.   Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.
SECTION 25.   Business Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Company and the Investor Parties, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor Parties or any of their respective officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries (other than the Company and its Subsidiaries), or any of their respective designees on the Company’s Board and/or any of their respective representatives who, from time to time, may act as officers of the Company, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company. Any Person purchasing or otherwise acquiring any interest in any shares of Capital Stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 25. Neither the alteration, amendment or repeal of this Section 25, nor the adoption of any provision of the Certificate of Incorporation or this Certificate of Designations inconsistent with this Section 25, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Section 25 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 25, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Section 25 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 25 (including, without limitation, each portion of any paragraph of this Section 25 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 25 (including, without limitation, each such portion of any paragraph of this Section 25 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law. This Section 25 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under the Certificate of Incorporation, the Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable law.
SECTION 26.   Rule 144A Matters. If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Series A Preferred Stock or shares of Common Stock underlying Series A Preferred Stock are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act), then the Company (or its successor) will promptly provide, upon written request, to any registered holder, beneficial owner or prospective purchaser of Series A Preferred Stock or underlying Common Stock, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Series A Preferred Stock or underlying Common Stock pursuant to Rule 144A. The Company (or its successor) will take such further action as any such registered holder or beneficial owner may reasonably request to enable such registered holder or beneficial owner, as applicable, to sell such Series A Preferred Stock or underlying Common Stock pursuant to Rule 144A.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this 28 day of August, 2023.
BRIGHTVIEW HOLDINGS, INC.
By: /s/ James Abrahamson
Name: James Abrahamson
Title: President & Chief Executive Officer
[Signature Page to Certificate of Designations]